Exhibit 10.53

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [****].

AMENDED AND RESTATED AGREEMENT FOR DELIVERY OF SERVICE

This Amended and Restated Agreement for Delivery of Service (the “Agreement”) is entered into this 18th day of April, 2000 (the “Effective Date”), by and between Level 3 Communications, LLC (“Level 3”) and America Online, Inc. (“Customer”). This Agreement shall replace and supersede that certain Agreement for Delivery of Services between Customer and Level 3 dated October 12, 1999 (the “Original Agreement”). For the sole purpose of determining each party’s rights and responsibilities with respect to the Original Agreement and this Agreement, the rights and responsibilities of the parties from and after the Effective Date of this Agreement shall be defined by this Agreement, and the rights and responsibilities of the parties prior to the Effective Date of this Agreement shall be defined by the Original Agreement; provided, however, that any orders submitted pursuant to the Original Agreement before the Effective Date of this Agreement for delivery after the Effective Date of this Agreement shall be subject to the terms of this Agreement. In consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

DEFINITIONS

Confidential Information: Licensed Software, and all source code, source documentation, inventions, know-how, and ideas, updates and any documentation and information related to the Licensed Software, Customer usage statistics, calling patterns, ANI data, and all Customer member information, and any non-public information regarding the business of a party provided to either party by the other party where such information is marked or otherwise communicated as being “proprietary” or “confidential” or the like, or where such information is, by its nature, confidential.

Customer Order: See Section 1.2(a).

Facilities: Any and all devices supplied by Level 3 used to deliver Services, including but not limited to all terminal and other equipment, wires, lines, circuits, ports, routers, switches, channel service units, data service units, cabinets, racks, private rooms and the like. Facilities shall not include any such devices sold to Customer by Level 3 and paid for by Customer or owned by Customer or any third party.

Force Majeure Event: See Section 9.1.

Managed Modem Services: An end to end nationwide dial-up modem network (including but not limited to modem ports, routing, and the associated telephone numbers) with a specified quantity of managed modem ports. The Managed Modem Service defined by this Agreement consists of Customer end user traffic that is aggregated from multiple locations utilizing Level 3’s facilities and is delivered directly to or received directly from a limited number of Customer locations, either within the Level 3 gateway or at the Customer premises. Unless otherwise agreed, the Managed Modem Services shall only be ordered and delivered to Customer in the United States.

Market: See Section 1.2(c).

Premises: The location(s) occupied by Customer or its end users to which Service will be delivered by Level 3.

Port Commitment: See Section 1.1.

Ramp Period: See Section 1.1

Service: Any service offered by Level 3 pursuant to a Customer Order submitted hereunder.

Shortfall Fee: See Section 1.1.

Term: The period of time which is defined in Section 1.1 hereof.

SECTION 1. PORT COMMITMENT AND CUSTOMER ORDERS

1.1    Port Commitment.

a.      Customer hereby commits that, for each month after the “Ramp Period” (as defined below), Customer shall have installed and be responsible for payment of the charges set forth in Section 2 for a minimum of [****] ports of Managed Modem Service. During each month of the “Ramp Period” (which commences on the Effective Date and ends

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on June 30, 2001), Customer shall have installed and be responsible for payment of such charges for the following total minimum number of Managed Modem Service ports:

March ‘00	[****]
April ‘00	[****]
May ‘00	[****]
June ‘00	[****]
July ‘00	[****]
August ‘00	[****]
September ‘00	[****]
October ‘00	[****]
November ‘00	[****]
December ‘00	[****]
January ‘01	[****]
February ‘01	[****]
March ‘01	[****]
April ‘01	[****]
May ‘01	[****]
June ‘01	[****]

(the “Port Commitment”). Customer’s compliance with the Port Commitment for the Ramp Period shall be measured on the last day of the each month listed above (so that, by the end of March 2000, Customer must meet the Port Commitment of [****] ports of Managed Modem Service, and by the end of April 2000, an additional [****] ports must be installed, etc.). Customer’s compliance with the Port Commitment shall be contingent upon the deployment of ports by Level 3 in substantial compliance with the terms of this Agreement. Subject to the limitations on Level 3’s obligations to install ports as set forth in Section 1.2(c) below, Level 3 agrees that Managed Modem Service will be available to satisfy Customer’s Port Commitment during the Ramp Period. The period of time commencing upon October 12, 1999 and ending six (6) years thereafter shall be the “Term”. In any month where Customer fails to meet the Port Commitment, Customer will be billed for and will pay the Port Charges that would have otherwise been payable had Customer satisfied the Port Commitment (the “Shortfall Fee”). The foregoing remedy will be Level 3’s sole and exclusive remedy for a failure of Customer to satisfy the requirements of this Section. Notwithstanding the foregoing, Customer shall not be liable for payment of the Shortfall Fee to the extent that Customer’s failure to satisfy the Port Commitment is the direct result of Level 3’s failure or inability to deliver Managed Modem Services ordered by Customer in compliance with Section 1.2 hereof.

b.     At any time following January 1, 2003, Customer may decommission any port installed under this Agreement [****], provided, however, that the following conditions are satisfied: (i) such decommissioning may occur only if Customer is reducing its consumption and use of dial-up access services (whether provided by Level 3, Customer or others); (ii) such decommissioning must be reasonably proportional to Customer’s actual decommissioning of AOLnet as a percentage of the total number of all ports (whether provided by Level 3, other vendors or Customer) comprising AOLnet prior to such decommissioning (e.g., in the event Customer is in the process of decommissioning a total of twenty percent (20%) of all AOLnet ports, then Customer, as part of such decommissioning process, may decommission up to twenty percent (20%) of the ports installed under this Agreement); and (iii) no port installed under this Agreement may be decommissioned pursuant to this Section 1.1(b) unless and until Customer has paid Level 3 a minimum of [****] of Port Charge for such port. Upon the later of (i) the date of decommission requested by Customer in the written notice delivered hereunder, or (ii) the end of the [****] following delivery of the notice, Customer shall no longer be liable for the Port Charge (or any Shortfall Fee or termination charge) with respect to such port; provided, however, that in the event Level 3 elects to decommission a port earlier than the date set forth in either subsection (i) or (ii) above, Customer shall no longer be liable for any charges relating to such port as of the actual decommissioning date for such port. Level 3 reserves the right to audit Customer’s relevant books and records to verify compliance with Subsections (i) through (iii) above pursuant to the audit conditions set forth in Section 2.2(e) (except that Level 3 may perform a separate audit each time Customer notifies Level 3 that it is decommissioning a portion of AOLnet).

1.2    Submission of Customer Orders.

a.      To order any Service, Customer may submit to Level 3 an order form for Services, completed with Level 3’s assistance (“Customer Order”) requesting the provision of Service. Level 3 shall, on a monthly basis during the Term, deliver to Customer a listing of new Markets within which Customer Orders for Managed Modem Services may be ordered, and thereafter Customer shall be permitted to order Managed Modem Services within such Market pursuant to this Section 1.2.

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Notwithstanding the foregoing, with respect to any new Market made available by Level 3 to Customer or any party other than Customer, Customer may order a minimum of [****] ports per month in such new Market, such ordered ports shall be deemed accepted by Level 3 and shall be delivered in accordance with the terms and conditions of this Agreement.

b.     Customer shall, on a quarterly basis during the Term, provide Level 3 with a binding forecast (covering the period which commences ninety (90) days following submission of the forecast) setting forth the location and volume of Customer’s orders for Managed Modem Services in such period (including the total number of ports of Managed Modem Service that must be installed in each month during the applicable quarter and the requested location (with NPA/NXX information) of each port of Managed Modem Service which Customer desires to have installed within each month during the applicable quarter). The binding forecast shall be considered a Customer Order by Customer for the delivery of the Managed Modem Services set forth therein. The binding forecast shall be clearly marked as such and shall be delivered via electronic mail to each of the following individuals: tony.sachetti@level3.com and kathleen.hughes@level3.com. The binding forecast shall be effective to constitute a Customer Order only if it is submitted by the Vice President of AOLnet Operations, the Director for AOLnet Capacity Planning, or a designee of either. Level 3 may, by written notice to Customer, identify alternate individuals for delivery of the binding forecasts. Level 3 shall, within ten (10) business days after receipt of the binding forecast, inform Customer of any forecasted Managed Modem Service which Level 3 believes (in good faith) will not be available for delivery at the locations specified within the quarter requested by Customer. If such Managed Modem Services are ordered in a Market where Level 3 has notified Customer that Managed Modem Service is available (under Section 1.2(a) above) and such ordered Managed Modem Services are within the delivery parameters set forth in Section 1.2(c) below, then such ordered but unavailable Managed Modem Service shall reduce proportionately the Port Commitment set forth in Section 1.1. If Level 3 fails to so notify Customer of the unavailability of forecasted Managed Modem Services, then such order shall be deemed accepted and (subject to paragraph (c) below) Level 3 shall be obligated to deliver such Managed Modem Services to Customer at Customer’s requested location for each port of

Managed Modem Service (so that by the end of the quarter Level 3 will have installed the requested and accepted number of ports in each city). Customer’s initial forecast shall be submitted within fifteen (15) days after execution hereof.

c.     Notwithstanding the foregoing subparagraphs (a) and (b), in no event shall Level 3 be obligated to install more than

(i)     [****] ports of Managed Modem Service for Customer nationwide, or

(ii)    [****] ports of Managed Modem Service in any Market (as defined below),

during any 30-day period. Customer Orders for Managed Modem Service must be submitted in increments of at least [****] ports in each Market. For purposes of the foregoing, a “Market” is defined as each separate local access transport area (“LATA”) where Level 3 delivers Managed Modem Services (please refer to the Level 3 NPA/NXX coverage summary for the present listing of rate center coverage). Level 3 shall not be obligated to deliver Managed Modem Service in any metropolitan area where Level 3’s Managed Modem Service is not then commercially available.

d.     In the event that (a) Level 3 fails to deliver the number of Managed Modem Service ports ordered by Customer for any month during the applicable quarter as set forth in subparagraph (b) above, or (b) Level 3 fails to deliver the number of ports ordered by Customer in any location by the end of an applicable quarter, then such undelivered but committed number of ports shall be deducted from the Port Commitment for each month for the duration of the Agreement. For purposes of the foregoing, ports shall be deemed “delivered” only if such ports have been accepted by Customer pursuant to Section 1.4 below.

e.     Customer may submit Customer Orders for Managed Modem Services which were not forecasted, or which are in excess of the limitations described in subparagraph (c) of this Section 1.2, and Level 3 shall use reasonable efforts to deliver such Managed Modem Services to Customer (provided, however, that there shall be no reduction in the Port Commitment as a result of Level 3’s failure to deliver such Managed Modem Services). All ports of Managed Modem Service ordered by Customer and accepted by Level 3 hereunder shall be included when determining whether the Port Commitment has been satisfied.

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1.3    Termination Liability.    In the event that Customer terminates this Agreement (other than as a result of a material uncured default by Level 3 in the performance hereof or otherwise in accordance with Section 3.3) prior to the expiration of the Term, or in the event that this Agreement is terminated by Level 3 as the result of a material uncured default by Customer, as Level 3’s sole remedy Customer shall pay Level 3 a termination charge calculated as follows:

a.     [****] percent [****] of both the Shortfall Fee and the Interconnection Charge for each month in months 1-18 of the Term; plus

b.     [****] percent [****] of both the Shortfall Fee and the Interconnection Charge for each month in months 19-30 of the Term; plus

c.     [****] percent [****] of both the Shortfall Fee and the Interconnection Charge for each month in months [****] of the Term; plus

d.     [****] percent [****] of both the Shortfall Fee and the Interconnection Charge in month [****] though the end of the Term.

Thus, (a) if the Agreement were terminated as set forth above in month [****] of the Term, the termination charge would be equal to [****] of the Shortfall Fee for months [****], [****] of the Shortfall Fee for months [****] though [****], [****] of the Shortfall Fee for months [****] through [****] and [****] of the Shortfall Fee for month [****] through the end of the Term (plus the appropriate percentages of the Interconnection Charge); and (b) if the Agreement were terminated as set forth above in month [****] of the Term, the termination charge would be equal to [****] of the Shortfall Fee for months [****] through [****], and [****] of the Shortfall Fee for month [****] through the end of the Term (plus the appropriate percentages of the Interconnection Charge).

1.4    Acceptance Testing.    Customer shall have a period of three (3) business days after delivery of Managed Modem Service within which to test such Managed Modem Service (which tests may include using the Managed Modem Service for “live traffic”). In the event that the Managed Modem Service is not operating in compliance with the requirements of this Agreement, Customer shall (prior to the expiration of the 3-day test period) deliver written notice to Level 3 setting forth the particular performance criteria for the Managed Modem Service which Customer contends is not satisfied.

If Customer fails to deliver such written notice, or if Customer informs Level 3 that the Managed Modem Service is operating in compliance with the performance criteria set forth in this Agreement, the Managed Modem Service shall be deemed accepted and billing for such Managed Modem Service shall commence upon the date of acceptance or deemed acceptance.

1.5    Technical, Operational and Reporting Requirements.

The Managed Modem Services shall be delivered in compliance with Exhibit A and Exhibit B attached hereto and incorporated herein by this reference. The service level requirements set forth in Exhibit C hereof shall be applicable to Level 3’s delivery of the Managed Modem Service. Level 3’s Year 2000 Readiness Statement is attached hereto as Exhibit E and incorporated herein by this reference.

SECTION 2. CHARGES, BILLING AND PAYMENT

2.1    Charges.

a.      The monthly recurring charge for each port of Managed Modem Service for delivery of the ports (the “Port Charge”) ordered hereunder shall be determined in accordance with the following schedules:

Pricing for Ports through June 1, 2000:

The following schedule sets forth the Port Charge for all Ports through June 1, 2000.

Number of Ports	Port Charge (per port)
Up to (and including) [****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Pricing for all Managed Modem Service ports (including ports already installed) shall be adjusted to the lower price tier in the month following the month in which Customer has attained usage at the specified level.

Pricing for Ports from and after June 1, 2000:

The following schedule sets forth the Port Charge from and after June 1, 2000 through the end of the Term; the Port Charge for ports ordered or installed

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prior to June 1, 2000 shall be reduced in accordance with the following schedule effective as of June 1, 2000.

Year	Port Charge
1	[****]
2	[****]
3	[****]
4	[****]
5	[****]
6	[****]

Year 1 shall commence on the first day of the first month following the Effective Date hereof and end on December 31, 2000. Years 2 through 5 shall be calendar years 2001 through 2004, respectively. Year 6 shall mean the period from January 1, 2005 through the end of the Term. Pricing for all new and existing ports shall be adjusted to the lower rates set forth above on each December 31 anniversary date. The Port Charges set forth above shall also be reduced by an additional [****] per port discount on all ports then installed for each [****] ports installed by Level 3 over and above [****] ports (so that the first [****]/port reduction in the Port Charge, if any, would be applied once Customer’s installed ports reached [****] and a further reduction of [****]/port would be applied for each [****] ports installed thereafter).

Pricing for all Managed Modem Service ports (including ports already installed) shall be adjusted pursuant to this subsection to the lower price tier in the month following the month in which Customer has attained usage at the specified level. In the event that Customer subsequently terminates the delivery of Managed Modem Service and falls below an applicable [****] port increment, then the pricing shall be increased for all ports in the month following the month in which Customer falls to the next pricing tier. The installation charge for each port of Managed Modem Service ordered hereunder shall be $[****] per port.

Notwithstanding anything to the contrary herein, pricing for all ports shall also be subject to pricing adjustments as set forth in Section 2.2.

b.     The monthly recurring charge for delivery of interconnection services to specified Customer sites (the “Interconnection Charge”) shall be as set forth in Exhibit A attached hereto and incorporated herein by this reference. The Managed Modem Services shall be engineered to an average throughput per user at peak of [****]

c.      Notwithstanding the delineation of the Port Charge and Interconnection Charge set forth above and unless otherwise agreed by the parties, Level 3 shall deliver each port ordered hereunder as a package including all of the components in accordance with the acceptance criteria described in Exhibit A; Customer may elect, in its sole discretion to place additional orders with Level 3 with respect to interconnection services, and, subject to the availability of such services, Level 3 agrees to deliver such interconnection services in accordance with the acceptance criteria set forth in Exhibit A. Level 3 agrees to provide the Interconnection Services described in Exhibit A.

2.2    [****]

a.     [****]

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[****]

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c.      [****]

d.      [****]

e.      [****]

[****]

f.      Level 3 currently plans to construct its own fiber facilities to Customer’s sites in [****], [****] and [****] once such fiber facilities are completed and Level 3 is able to provide the transport services to Customer on a more cost-efficient basis, then Customer shall be entitled to a reduction in the Interconnection Charges as set forth in Exhibit A (the extent of the reduction shall be negotiated by the parties prior to or upon Level 3’s completion of construction of such fiber facilities).

2.3    Payment of Bills.    Level 3 bills all charges incurred by Customer on a monthly basis. Level 3 bills [****] for all Services to be provided during the ensuing month, except for (i) charges which are dependent upon usage of Service, which are billed in arrears; and (ii) charges stemming from ports not yet accepted by Customer in accordance with the terms of this Agreement. Billing for partial months will be prorated based on a Calendar month. All bills are due upon receipt, and become past due thirty (30) days later. The unpaid balance of any past due balance which is not reasonably disputed under Section 2.6 hereof shall bear interest at the rate of [****] per month (prorated on a daily basis beginning on the past due date), or the highest rate allowed by law, whichever is less.

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Customer will not be required to honor any invoices for Services performed more than ninety (90) days prior to the date of the invoice.

2.4    Taxes and Fees.    Except for taxes based on [****] shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, franchise or other local, state and federal taxes, fees, charges, or surcharges, however designated, imposed on or based upon the provision, sale or use of the Services.

2.5    Regulatory and Legal Changes.    In the event of any change in applicable law, regulation, decision, rule or order that materially affects the costs actually incurred by Level 3 or other terms of delivery of Service, then the following shall apply:

a.    [****]

b.    [****]

2.6    Disputed Bills.    In the event that Customer disputes any portion of a Level 3 bill, Customer must pay the undisputed portion of the bill and submit a written claim for the disputed amount. All claims must be submitted to Level 3 within sixty (60) days of receipt of billing for those Services. Customer acknowledges that it is able to and that it is reasonable to require Customer to dispute bills within that time, and Customer therefore waives the right to dispute charges not disputed within the time frame set forth above.

2.7    Fraudulent Use of Services.    Customer is responsible for all charges attributable to Customer incurred respecting the Services, even if incurred as the result of fraudulent or unauthorized use of the Services, unless Level 3 causes or has actual knowledge of the same and fails to notify Customer thereof. Level 3 may, but is not obligated to, detect or report unauthorized or fraudulent use of Services.

SECTION 3. DISCONTINUANCE OF CUSTOMER ORDERS

3.1    Discontinuance of Customer Order by Level 3.    Level 3 may terminate any Customer Order and discontinue Service without liability:

a.      If Customer fails to pay a past due undisputed balance for Services within [****] days of written notice thereof provided by Level 3;

b.      If Customer violates any law, rule, regulation or policy of any government authority having jurisdiction over the Services and such violation has a material adverse impact on Level 3; if Customer makes a material misrepresentation in any submission of information in a Customer Order or other submission of information to Level 3; if Customer engages in any fraudulent use of the Services or permits its end users to continue to engage in fraudulent use of the Services after receipt of notice thereof from Level 3; or if a court or other government authority having jurisdiction over the Services prohibits Level 3 from furnishing the Services (in which case Section 3.2 below shall not apply);

c.      If Customer fails to cure its material breach of any provision of this Agreement or any Customer Order within [****] days after written notice thereof provided by Level 3;

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d.      If Customer files bankruptcy, for reorganization, or fails to discharge an involuntary petition therefore within [****] days.

3.2    Resumption of Service.    If Service has been discontinued by Level 3 for any reason set forth in Section 3.1 and Customer requests that Service be restored, Level 3 shall have the sole and absolute discretion to restore such Service; provided that if Level 3 refuses any such request where Customer has cured the problem leading to the discontinuance, then Customer shall from the point of such refusal not be responsible for paying any Shortfall Fees to the extent they would have been reduced/eliminated by such Customer request. Reasonable nonrecurring charges may apply to restoration of Service.

3.3    Discontinuance of Customer Order by Customer.

a.      Customer shall have the right to terminate any Customer Order and discontinue Service prior to the end of the agreed term with respect to which a Customer Order has been executed without payment of any applicable termination charge if: (i) such Service is Unavailable (as defined below) on [****] occasions of [****], or (ii) following written notice thereof from Customer to Level 3, Level 3 has an Unavailability event of [****]. For purposes of the foregoing, Unavailability shall mean the period of time beginning when Customer’s Service is interrupted and shall end when the Service is operative. Unavailability shall not apply to any outage which is caused by Customer, Customer’s end users or any third party not controlled by or under contract with Level 3, which results from failure of power or equipment provided by Customer or others not under contract or control of Level 3, which occurs or continues during any period in which Level 3 is not given access to the Premises, or which results from maintenance events previously approved by Customer. Customer must exercise its right to terminate under this Section, in writing, no later than [****] days after the Unavailability event giving rise to a right of termination hereunder.

b.      Customer may also terminate any Customer Order and discontinue Service without liability (i) if Level 3 violates any law, rule, regulation or policy of any government authority having jurisdiction over the Services and such violation has a material adverse impact on Customer; (ii) if Level 3 fails to cure its material breach of any provision of this Agreement or any Customer Order within [****] days after written notice thereof provided by Customer; or (iii) if Level 3 files bankruptcy, for reorganization, or fails to discharge an involuntary petition therefore within [****] days.

c.      Each party shall have the right to terminate this Agreement without liability upon [****] days’ prior written notice to the other party in the event of repeated material breaches of this Agreement or a prolonged material breach of this Agreement, by the other party, even if cured, which collectively would justify a reasonable person, acting in good faith and considering relevant industry standards, to terminate this Agreement.

SECTION 4. DELIVERY OF SERVICES

4.1    Level 3 Access to Premises and Space.    Customer shall allow Level 3 access to the Premises to the extent reasonably determined by Level 3 for the installation, inspection and scheduled or emergency maintenance of Facilities relating to the Service. Level 3 shall notify Customer two (2) business days in advance of any regularly scheduled maintenance that will require access to the Premises. Level 3 shall comply with Customer’s security and operations policies applicable to access to Customer’s Premises.

4.2    Level 3 Facilities.    Level 3 will use reasonable efforts to provide and maintain the Facilities in good working order. Customer shall not and shall not permit others to rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the Facilities. If the same occurs without first obtaining Level 3’s written approval, in addition to being a breach by Customer of Customer’s obligations hereunder, Customer shall (1) pay Level 3 the cost to repair any damage to the Facilities caused thereby; and (2) be responsible for the payment of service charges in the event that maintenance or inspection of the Facilities is required as a result of Customer’s breach of this Section. In no event shall Level 3 be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to improper use or maintenance of the Facilities, unless the same is caused by the negligence of Level 3, and then only to the extent of Section 5.2

4.3    Title and Power.    Title to all Facilities (except as otherwise agreed) shall remain with Level 3. The

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electric power consumed by such Facilities on the Premises shall be provided by and maintained at the expense of Customer.

4.4    Customer-Provided Equipment.    Level 3 may install certain Customer provided communications equipment upon installation of Service and the Facilities, but unless otherwise agreed by Level 3 in writing, Level 3 shall not thereafter be responsible for the operation or maintenance of any Customer provided communication equipment. Level 3 shall not be responsible for the transmission or reception of signals by Customer-provided equipment or for the quality of, or defects in, such transmission.

4.5    Removal of Facilities.    Customer agrees to allow Level 3 to remove all Facilities from the Premises:

a.      after termination of the Service in connection with which the Facilities were used; and

b.      for repair, replacement or otherwise as Level 3 may determine is necessary, but Level 3 shall give notice and use reasonable efforts to minimize disruptions to the Service caused thereby.

At the time of such removal, the Facilities shall be in the same condition as when installed, normal wear and tear excepted. Customer shall reimburse Level 3 for the costs incurred as a result of and to the extent of any Facilities not being in such condition.

4.6    Escalation Procedures.    Level 3 shall provide Customer with a 24x7 toll free hotline for the reporting of Service-affecting situations respecting the Managed Modem Services delivered hereunder. In the event or an inadequate response from the toll free hotline, Customer may escalate such problem as depicted in Exhibit D (so that, in the event that there has not been a satisfactory response to a Service-affecting situation within a reasonable period of time. Customer may escalate to the next higher level of escalation shown in Exhibit D).

SECTION 5. OBLIGATIONS AND LIABILITY LIMITATION

5.1    Obligations of the Customer.    Customer shall be responsible for:

a.      The payment of all charges applicable to the Service;

b.      Damage or loss of the Facilities installed on the Premises (unless caused by the negligence or willful misconduct of the employees or agents of Level 3);

c.      Providing the level of power, heating and air conditioning necessary to maintain the proper environment on the Premises for the provision of Service;

d.      Providing a safe place to work and complying with all laws and regulations regarding the working conditions on the Premises;

e.      Granting Level 3 or its employees access to the Premises as set forth in Section 4.1 of this Agreement; and

f.      Keeping Level 3’s Facilities located on Premises free and clear of any liens or encumbrances.

5.2    Liability.

a.      In the event of an interruption of service which (i) is not caused by a Force Majeure Event and (ii) affects more than [****] ports of Managed Modem Service or more than [****] of all Managed Modem Service ports then installed hereunder (whichever is less) and (iii) lasts for more than [****], then Customer may order replacement services for the Managed Modem Service affected thereby and Customer shall be entitled to a credit equal to [****].

b.      Except as provided in subparagraph (a) above and in Section 9.4, the liability of Level 3 for damages arising out of the furnishing of or the failure to furnish Service in the manner specified in this Agreement, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct, representations, errors, or other defects, whether caused by acts of commission or omission, shall be limited to the extension of credit allowances or refunds. Except as provided above or in Section 9.4, the extension of such credit allowances or refunds shall be the sole remedy of Customer and the sole liability of Level 3.

c.      [****]

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[****]

d.      [****]

5.3    No Special Damages.    Notwithstanding any other provision hereof, neither party shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits or lost revenues), whether or not caused by the acts or omissions or negligence of its employees or agents, and regardless of whether such party has been informed of the possibility or likelihood of such damages.

5.4    Disclaimer of Warranties.    LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY

OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN ANY APPLICABLE SERVICE LEVEL AGREEMENT.

SECTION 6.  SOFTWARE TERMS

6.1    License.    If and to the extent that Customer requires the use of Licensed Software in order to use the Service supplied under any Customer Order, Customer shall have a royalty-free, nonexclusive, nontransferable (except pursuant to Section 9.2 hereof) license to use such Licensed Software only and solely to the extent required to permit delivery of the Service. Customer may not claim title to or any ownership interest in any Licensed Software (or any derivations or improvements thereto), and Customer shall execute any documentation reasonably required by Level 3 to memorialize Level 3’s existing and continued ownership of the Licensed Software.

6.2    Restrictions.    Customer agrees that it shall not:

a.      copy the Licensed Software except for emergency backup purposes or as permitted by the express written consent of Level 3;

b.      reverse engineer, decompile or disassemble the Licensed Software;

c.      sell, lease, license or sublicense the Licensed Software; or

d.      create, write or develop any derivative software or any other software program based on the Licensed Software.

SECTION 7.  CONFIDENTIAL INFORMATION

7.1    Disclosure and Use.    Any Confidential Information disclosed by either party shall be kept by the receiving party in strict confidence and not disclose to any third party (except as authorized by this Agreement) without the disclosing party’s express written consent. Each party agrees to treat all Confidential Information of the other in the same manner as it treats its own proprietary information, but in no case will the degree of care be less than reasonable care.

7.2    Restricted Use.    Each party agrees:

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a.      to use Confidential Information only for the purposes of performance of any Customer Order or as otherwise expressly permitted by this Agreement;

b.      not to make copies of Confidential Information or any part thereof except for purposes consistent with this Agreement; and

c.      to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices (whether of disclosing party or a third party) as are contained in or on the original or as the disclosing party may otherwise reasonably request.

7.3    Exceptions.    Notwithstanding the foregoing, (i) each party may disclose the terms of this agreement or otherwise provide Confidential Information to auditors for the purpose of performing audits of such party; provided, however, that such auditors have executed a nondisclosure agreement containing terms and conditions substantially similar to those set forth in Sections 7.1, 7.2, and 7.3 of this agreement and (ii) each party’s confidentiality obligations hereunder shall not apply to information which:

a.      is already known to the receiving party;

b.      becomes publicly available without fault of the receiving party;

c.      is rightfully obtained by the receiving party from a third party without restriction as to disclosure, or is approved for release by written authorization of the disclosing party;

d.      is developed independently by the receiving party without use of the disclosing party’s Confidential Information;

e.      is required to be disclosed by law.

7.4    Publicity.    This Agreement grants no right to use any party’s or its affiliates’ trademarks, service marks or trade names or to otherwise refer to the other party in any marketing, promotional or advertising materials or activities. Neither party shall issue any publication or press release relating to, or otherwise disclose the existence of, or the terms and conditions of any contractual relationship between Level 3 and Customer, except as may be required by law or as may be mutually agreed by the parties. However, without limiting the generality of the foregoing, the parties acknowledge their general intent that a press release be issued upon execution of this Agreement. Further, in the event such disclosure is required of either party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such party will (i) work in good faith with the nondisclosing party to mutually Identify and redact portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body. Neither party has a present intention to attach this Agreement or any portion hereof to any governmental or other regulatory entity filing, and neither party is presently aware of any provision of applicable law that would require attachment of all or any portion of this Agreement to any such filing by such party.

7.5    Remedies.    Notwithstanding any other section of this Agreement, the non-breaching party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief. Nothing stated herein shall be construed to limit any other remedies available to the parties.

7.6    Survival.    Sections 5.2, 5.3, 5.4, 7, 9.4 and 9.5 of the Agreement shall survive the termination of any applicable Customer Order or this Agreement.

SECTION 8.  TERMS APPLICABLE TO MANAGED MODEM SERVICE

8.1    Terms of Service.    Customer agrees to require its end users to comply with Customer’s then- current Terms of Service.

8.2    Dedicated Service.    End user traffic will be routed through and aggregated in Level 3’s facilities and sent to the Customer’s Premises via a dedicated circuit. All Customer CPE as well as the private line necessary to support this service will be ordered, installed and managed by Level 3. Any telephone numbers used in providing the Managed Modem Services shall be released to Customer upon expiration or termination hereof to the extent that It is technically feasible for Level 3 to port packet switched telephone numbers.

8.3    Portability.    Customer may order changes in

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the location of Managed Modem Services already ordered, subject to the following:

a.      No more than [****] of the total number of ports then ordered and delivered to Customer may be subject to alteration in any [****] period;

b.      Customer must request installation of the new port in a Market where (if such Managed Modem Services were ordered as new services) Level 3 would be obligated to deliver such service under Section 2 hereof;

c.      Customer must provide Level 3 with a minimum of [****] days prior written notice of its request to alter the location of any port of Managed Modem Service; and

d.      Customer shall be responsible for the payment of the installation charge set forth in Section 2.1(a) upon installation of the new port.

8.4    Usage of Ports.    The quantity of Managed Modem ports provisioned hereunder shall be fully available twenty four (24) hours per day for Customer’s use for the Term of this Agreement Managed Modem Service ports are provisioned as pools of ports which are available for shared use of multiple customers; such shared use, however, shall not affect or adversely impact Customer’s right to use (on a 24-hour per day basis) the full quantity of Managed Modem Service ports ordered by and delivered to Customer hereunder.

8.5    The Internet.    Level 3 does not operate or control the information, services, opinions or other content of the Internet. Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

8.6    Service Levels.    The Service Level Requirements set forth in Exhibit C, and the Service Level Agreement and accompanying service credits as described in Exhibit C, shall be applicable to the Managed Modem Services delivered to Customer hereunder.

SECTION 9.  GENERAL TERMS

9.1    Force Majeure.    Except as otherwise stated in this Agreement, neither party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such party’s reasonable control, including but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, direction, action, or request of any governmental entity or agency, or any civil or military authority; national .emergencies, insurrections, riots, wars; unavailability of rights-of-way or materials; or strikes, lock-outs, work stoppages, or other labor difficulties collectively, “Force Majeure Events”). Mere failures of performance by Level 3’s suppliers or vendors shall not be deemed Force Majeure Events; such failures may, however, constitute Force Majeure Events to the extent that such failure constitutes a Force Majeure Event for the supplier or vendor. In the event any of the foregoing occur, Customer shall not be obligated to pay Level 3 for the affected Service for the duration of the Force Majeure Event. In addition, Customer shall not be required to pay any Shortfall Fees arising as a result of any such event for the duration of the Force Majeure Event (and for the applicable additional period if as a result of such Force Majeure Event Customer procures replacement services from an alternative source and is required under its arrangement with such alternative source to continue to procure the services for a period extending beyond the end of the Force Majeure Event). Each party shall use reasonable efforts to mitigate the effect and duration of a Force Majeure Event on its performance hereunder.

9.2    Assignment or Transfer.    Neither party may transfer, sublease or assign this Agreement or the use of Service without the express prior written consent of the other party, and then only when such transfer or assignment can be accomplished without interruption of the use or location of Service. Neither party will unreasonably withhold its consent This Agreement shall apply to any transferees or assignees. Notwithstanding the foregoing, either party may (without the advance written consent of the other party) assign this Agreement to an affiliate of such party. A “Change in Control” (as defined in Section 9.10) shall not constitute an assignment under this Section 9.2. For purposes of the foregoing, an “affiliate” shall be an entity which controls, is controlled by or is under common control with a party hereto.

9.3    Notices.    Notices hereunder shall be deemed properly given when delivered, if delivered in person, or when sent via facsimile, overnight courier, electronic mail or when deposited with the U.S. Postal Service, (a) with respect to Customer,

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to: Geraldine MacDonald, Vice President AOLnet Operations, America Online, Inc., 12100 Sunrise Valley Drive, Reston, VA 22094; David Colburn, President of Business Affairs, America Online, Inc., 22000 AOL Way, Dulles, VA 20166; and General Counsel, America Online, Inc., 22000 AOL Way, Dulles, VA 20166, or (b) with respect to Level 3, to: Contracts Administration, Level 3 Communications, LLC, 1025 Eldorado Blvd., Broomfield, CO 80021. Customer shall notify Level 3 of any changes to its addresses listed on any Customer Order.

9.4    Indemnification by Level 3.    Level 3 shall indemnify, defend and hold Customer harmless from any claim, loss, damage, expense or liability (including attorney’s fees and court costs) (hereinafter “Claims”) made against Customer for (i) property damage caused by Level 3’s actions or omissions to act, (ii) patent infringement or any third party property right arising out of Level 3’s delivery of Service or (iii) personal injury caused by Level 3’s negligence or willful misconduct.

9.5    Indemnification by Customer.    Customer shall indemnify, defend and hold Level 3 harmless from Claims (including Claims for patent infringement) (i) made against Level 3 by any end user of Customer in connection with the delivery or consumption of Service, or (ii) arising from Customer’s negligence or willful misconduct.

9.6    Application of Tariffs.    Level 3 may elect or be required to file with the appropriate regulatory agency tariffs respecting the delivery of certain Service. In the event that such tariffs are filed respecting Service ordered by Customer, then (to the extent and only to the extent that such provisions are not inconsistent with the terms hereof) the terms set forth in the applicable tariff shall govern Level 3’s delivery of, and Customer’s consumption or use of, such Service.

9.7    Contents of Communications    Level 3 does not monitor and shall have no liability or responsibility for the content of any communications transmitted via the Service, and Customer shall hold Level 3 harmless from any and all claims (including claims by governmental entitles seeking to Impose penal sanctions) related to such content attributable to Customer or its agents, employees or end users.

9.8    Entire Understanding    This Agreement, including any Customer Orders executed hereunder, constitute the entire understanding of the parties related to the subject matter hereof. In the event of any conflict between this Agreement and the terms and conditions of any Customer Order, this Agreement shall control. This Agreement shall be governed and construed in accordance with the laws of the state of Virginia.

9.9    No Waiver.    No failure by either party to enforce any rights hereunder shall constitute a waiver of such right(s).

9.10  Change in Control.    In the event of any Change in Control of Level 3 resulting in control of Level 3 by or to a Direct Competitor, Customer shall have the right to terminate this Agreement upon written notice to Level 3. In the event of any Change in Control of Level 3 resulting in control of Level 3 by an AOL Vendor, Customer shall have the right upon prior written notice to Level 3 within thirty (30) days following the effective date of the Change of Control, to terminate this Agreement without any liability whatsoever; [****]. Notwithstanding the foregoing, In the event of any Change in Control of [****] resulting in control of [****] by Level 3 or its affiliates, Customer shall have the right upon prior written notice to Level 3 within thirty (30) days following the effective date of the Change of Control, to terminate this Agreement without any liability whatsoever. For purposes of this Agreement, “Change in Control” shall mean, with respect to any entity, (i) the consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of such entity; or (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (a) the then outstanding shares of common stock of such entity; or (b) the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors. “Direct Competitor” shall mean [****], [****], [****] and [****] (and any of their affiliates); provided, however, that Customer reserves the right to replace one of the companies set forth above with another company every six months. “AOL Vendor” shall mean any of the following entitles or their successors or affiliates;

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[****]; [****] (or any entity arising out of the closing of the proposed merger of [****]; [****] or [****]. Customer may, once every six (6) months, add another company to, or replace the ones set forth above, provided that (a) each such company is a provider to Customer or its affiliates of managed dial up access services or backbone services; and (b) such list shall not exceed seven (7) entities at any time.

9.11  No Prejudice.    The parties acknowledge that (i) they intend to discuss other potential business

CUSTOMER ACCEPTANCE

/s/ David M. Colburn
Authorized Customer Signature

April 18, 2000
Date

David M. Colburn
Typed or Printed Name

President, Business Affairs
Title

relationships between them; (ii) any such relationships will be subject to additional agreements between the parties; and (iii) neither party will rely on language agreed to in this Agreement as a basis for the inclusion or specific wording of any similar provision in such other agreements; provided, however, that in the event of any discussions regarding amendments to this Agreement to reflect reductions in pricing to Customer, the parties agree that any such reductions shall apply to all Managed Modem Services then installed or installed in the future (unless otherwise agreed by the parties).

LEVEL 3 ACCEPTANCE

/s/ Thomas C. Storz
Authorized Level 3 Signature

April 17, 2000
Date

Thomas C. Storz
Typed or Printed Name

Group Vice President
Title

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Exhibit A

Level 3 Communications Managed Modem Service, America Online Specifications

And Interconnection Charges

[****]

[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 1

Topology and Transport Costs

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 2

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 3

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 4

[****]

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Exhibit B

Technical, Operational and Reporting Requirements

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 6

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 7

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 8

[****]

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Exhibit C

Service Level Agreements for

Managed Modem Service

[****]

CONFIDENTIAL — CUSTOMER AGREEMENT DRAFT 04/18/00 COLLECTED	Page 10

[****]

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Exhibit D

Escalation Procedures

[****]

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Exhibit E

Year 2000 Readiness Statement

[****]

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